EXHIBIT 23.2


Larry O'Donnell, CPA, P.C.
2228 South Fraser Street, Unit 1
Aurora, Colorado  80014



Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Re: Sun River Energy, Inc.
      Commission File # 000-27485

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8-K of Sun River Energy, Inc. dated November 13, 2008.




                                      /s/ Larry O'Donnell, CPA, PC
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                                          Larry O'Donnell, CPA, PC
                                          Aurora, Colorado